Exhibit 99.1

CV SCIENCES, INC. Announces Plan to Adjourn Annual Meeting of Stockholders to June 16, 2020
SAN DIEGO, May 20, 2020 (GLOBE NEWSWIRE) -- CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences” or “we”), a preeminent supplier and manufacturer of hemp cannabidiol (CBD) products, today announced that it will adjourn its 2020 Annual Meeting of Stockholders to June 16, 2020 in order to allow additional time to solicit proxies as a result of mailing difficulties faced by the Company’s proxy solicitation firm relating to the COVID-19 pandemic.
To implement this change, the 2020 Annual Meeting of Stockholders will be convened on May 21, 2020 at 10:00 a.m. Pacific Time and immediately adjourned to June 16, 2020. No business will be conducted at the meeting on May 21, 2020 other than to adjourn the meeting to a later date.
The Annual Meeting will be reconvened and held virtually on Tuesday, June 16, 2020 at 10:00 a.m. Pacific Time. The record date remains unchanged - stockholders of record on March 23, 2020 will be entitled to vote at the meeting. Stockholders who have previously cast their votes do not need to vote again.
During the pendency of the adjourned meeting, stockholders holding shares as of the record date of March 23, 2020, who have not yet voted are encouraged to vote by 11.59 p.m. Pacific Time on June 15, 2020.
Stockholders of record on March 23, 2020 may attend the reconvened meeting online, including to vote and/or submit questions during the meeting by using the control number on their notice or proxy card to log into www.issuerdirect.com/virtual-event/cvsi. Beneficial owners who do not have a control number may gain access to the meeting by logging into their brokerage firm's website and selecting the stockholder communication mailbox to link through to the reconvened meeting.
The reconvened meeting will begin at approximately 10:00 a.m. Pacific Time, with log-in beginning at 9:45 a.m. on June 16, 2020. We encourage everyone to access the meeting prior to start time. Please allow time for online check-in, which will begin at 9.45 a.m. Pacific Time. In the event of difficulties during the check-in time or during the reconvened meeting, please call technical support at (919) 481-4000.
If stockholders have questions or need assistance voting shares, please call CV Sciences' proxy solicitation firm, Georgeson LLC, toll free at: (888) 663-7851.
About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based CBD products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics. The Company’s PlusCBD™ Oil products are sold at more than 5,700 retail locations throughout the U.S. and it is the top-selling brand of hemp-derived CBD on the natural product retail market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry.  CV Sciences’ state-of-the-art facility follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s hemp extracts are processed, produced, and tested throughout the manufacturing process to confirm the cannabinoid content meets strict company standards.  With a commitment to science, PlusCBD™ Oil’s benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov.  PlusCBD™ Oil was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California.  Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.
Additional Information

CV Sciences has filed a definitive proxy statement and proxy card with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders. CV SCIENCES STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by CV Sciences with the SEC without charge from the SEC’s website at www.sec.gov.
FORWARD-LOOKING DISCLAIMER
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks and uncertainties.
CONTACT INFORMATION:
Investor Contact:
ICR
Scott Van Winkle
617-956-6736
scott.vanwinkle@icrinc.com

Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com